                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM SB-2/A
                                 Amendment No. 3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            PRINCETON VENTURES, INC.
             (Exact name of Registrant as specified in its charter)

NEVADA                                               98-0353007
------                                               ----------
(State or other jurisdiction of                      (I.R.S.  Employer
incorporation or organization)                       Identification  Number)

Locke B. Goldsmith, President
Suite 304 - 595 Howe Street, Vancouver
British Columbia, Canada                             V6K  3M3
--------------------------                           --------
(Name and address of principal                       (Zip Code)
executive offices)

Registrant's telephone number, including area code:  (604) 669-2293

Approximate date of commencement of proposed sale   As soon as practicable after
to the public:                                      the effective date of  this
                                                    Registration  Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration  statement  for  the  same  offering.     |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for  the  same  offering.          |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for  the  same  offering.          |__|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check
the  following  box.                    |__|

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

TITLE OF EACH                       PROPOSED    PROPOSED
CLASS OF                            MAXIMUM     MAXIMUM
SECURITIES                          OFFERING    AGGREGATE      AMOUNT OF
TO BE            AMOUNT TO BE       PRICE PER   OFFERING       REGISTRATION
REGISTERED       REGISTERED         SHARE (1)   PRICE (2)      FEE (2)
--------------------------------------------------------------------------------

Common Stock     3,529,000 shares    $0.03      $105,870       $26.47
--------------------------------------------------------------------------------

(1)  Based  on  last  sales  price  on  July  25,  2000
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE
SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

                          COPIES OF COMMUNICATIONS TO:
                              Michael A. Cane, Esq.
                         2300 W. Sahara Blvd., Suite 500
                               Las Vegas, NV 89102
                                 (702) 312-6255
                               Fax: (702) 312-6249
                          Agent for service of process

                  SUBJECT TO COMPLETION, Dated February 26, 2002



                                   PROSPECTUS


                            PRINCETON VENTURES, INC.
                                3,529,000 SHARES
                                  COMMON STOCK
                                ----------------


The selling shareholders named in this prospectus are offering all of our shares of common stock offered through this prospectus. Princeton Ventures, Inc. will not receive any proceeds from this offering. We have set an offering price for these securities of $0.03 per share.


Our  common  stock is presently not traded on any market or securities exchange.




--------------------------------------------------------------------------------
                                                        Proceeds to Selling
                                                        Shareholders Before
               Offering Price     Commissions           Expenses and Commissions
               --------------     -----------           ------------------------
Per Share      $0.03              Not Applicable        $0.03

Total          $105,870           Not Applicable        $105,870

--------------------------------------------------------------------------------

                                ---------------

The purchase of the securities offered through this prospectus involves a high degree of risk. See section entitled "Risk Factors" on pages 6 - 10.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                                ---------------



                The Date Of This Prospectus Is: February 26, 2002

                                Table Of Contents

                                                                            PAGE
                                                                            ----
Summary                                                                        4
Risk Factors                                                                   5
Risks Related To Our Financial Condition and Business Model
-----------------------------------------------------------
-  If we do not obtain additional financing, our business will fail         5
-  If we complete a financing through the sale of additional shares
   of our common stock, shareholders will experience dilution               5
-  If we do not conduct mineral exploration on our mineral claims or
   pay fees in lieu of mineral exploration, our mineral claims will lapse   6
-  If we do not issue the shares and incur the exploration expenditures required for us to exercise our option to acquire an interest in the
   Merry mineral claims, we will lose our interest in the Merry mineral
   claims and our business may fail                                         6
-  Because we have not commenced business operations, we face a high
   risk of business failure                                                 6
-  Because we anticipate our operating expenses will increase prior to
   our achieving revenues, we may never achieve profitability               7
-  Because of the speculative nature of exploration of mining properties, there is substantial risk that no commercially exploitable minerals
   will be found and this business will fail                                7
-  Because of the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages as we conduct
   our business                                                             7
-  Even if we discover commercial reserves of precious metals on our optioned mineral properties, we may not be able to successfully
   obtain commercial production                                             7
-  Because access to our mineral claims is often restricted by inclement weather, we will be delayed in our exploration and any
   future mining efforts                                                    7
-  If we are unable to hire and retain key personnel, we may not be
   able to implement our business plan and our business will fail           8
-  Because our president has only agreed to provide his services on a part-time basis, he may not be able or willing to devote a sufficient amount of time to our business operations, causing our
   business to fail                                                         8
Risks Related To Legal Uncertainty
----------------------------------
-  As we undertake exploration of our mineral claims, we will be subject to compliance with government regulation that may increase
   the anticipated cost of our exploration program                          8
-  If we receive positive results from our exploration program and we determine to pursue commercial production, we may be subject to an environmental review process that may delay or prohibit our
   proceeding to commercial production                                      8
Risks Related To This Offering
------------------------------
-  If a market for our common stock does not develop, shareholders
   may be unable to sell their shares                                       9
-  Because of the high degree of control that could be exercised by
   Mr. Goldsmith and Mr. Robertson, investors may find that Mr.
   Goldsmith and Mr. Robertson may be able to exercise a high degree
   of influence over our key corporate decisions                            9
-  If a market for our common stock develops, our stock price may
   be volatile                                                              9

-  If the selling shareholders sell a large number of shares all at once or in blocks, the market price of our shares would most
   likely decline                                                          10
-  Because our stock is penny stock, shareholders will be limited in
   their ability to sell their stock                                       10
Use of Proceeds                                                               10
Determination of Offering Price                                               10
Dilution                                                                      11
Selling Shareholders                                                          11
Plan of Distribution                                                          16
Legal Proceedings                                                             17
Directors, Executive Officers, Promoters and Control Persons                  17
Security Ownership of Certain Beneficial Owners and Management                19
Description of Securities                                                     20
Interest of Named Experts and Counsel                                         22
Disclosure of Commission Position of Indemnification for Securities
  Act Liabilities                                                             22
Organization Within Last Five Years                                           23
Description of Business                                                       23
Plan of Operations                                                            32
Description of Property                                                       34
Certain Relationships and Related Transactions                                34
Market for Common Equity and Related Stockholder Matters                      35
Executive Compensation                                                        37
Financial Statements                                                          39
Changes in and Disagreements with Accountants                                 39
Available Information                                                         40

Until ______, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                    Summary

Princeton  Ventures,  Inc.

We are in the business of mineral exploration; although, to date, we have only recently commenced our exploration activities. We have obtained an option to acquire a 100% interest in certain mineral claims located in the Lillooet Mining Division of the Province of British Columbia, Canada. We refer to these mineral claims as the Merry mineral claims. This option is exercisable by us completing further cash payments and share issuances to the optionor and by completing minimum required exploration expenditures on the Merry mineral claims.

Our objective is to conduct mineral exploration activities on the Merry mineral claims in order to assess whether the Merry mineral claims possesses commercially exploitable reserves of molybdenum or gold. We have not, as yet, identified any commercially exploitable reserves. Our proposed exploration program is designed to search for commercially exploitable deposits. We are an exploration stage company and there is no assurance that a commercially viable mineral deposit exists on our mineral claim.

We were incorporated on May 10, 2001 under the laws of the state of Nevada. Our principal offices are located at Suite 304 - 595 Howe Street, Vancouver, British Columbia, Canada V6K 3M3. Our telephone number is (604) 669-2293.

The  Offering

Securities Being Offered      Up to  3,529,000 shares of  common stock at $0.03
                              per share.

Offering Price and Alternative
Plan of Distribution          The offering price is $0.03 per share.  We intend
                              to apply for the trading of our common stock on the Over-The-Counter Bulletin Board upon our becoming a reporting company under the Securities
                              Exchange Act of 1934. If our stock becomes so traded, the actual price of sale will then vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.


Terms of the Offering         The selling shareholders will determine when and
                              how they will sell the common stock offered in this prospectus.

Termination of the Offering   The  offering  will  conclude  when  all  of  the
                              3,529,000 shares of common stock have been sold, the shares no longer need to be registered to be sold or we decide to terminate the registration of the shares.

Securities  Issued
And to be Issued              6,534,000 shares of  our  common  stock are issued
                              and outstanding as of the date of this prospectus.
                              All of the common stock to be sold under this prospectus will be sold by existing shareholders.

Use of Proceeds               We will not receive any proceeds from the sale of
                              the  common  stock  by  the  selling shareholders.



                                  Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

           Risks Related To Our Financial Condition And Business Model

If  we  do  not  obtain  additional  financing,  our  business  will  fail

Our current operating funds are less than necessary to complete the exploration of the optioned mineral claims, and therefore we will need to obtain additional financing in order to complete our business plan. As of December 31, 2001, we had cash in the amount of $4,376. We currently do not have any operations and we have no income. Our business plan calls for significant expenses in connection with the exploration of our optioned mineral claims. We will require additional financing in order to complete the full-recommended exploration program. The full-recommended exploration program is estimated to cost $135,000. We do not have sufficient funds to pursue our business plan for the next 12 months. We will also require additional financing if the costs of the exploration of our optioned mineral claims are greater than anticipated. We will require additional financing to sustain our business operations if we are not successful in earning revenues once exploration is complete. We do not currently have any arrangements for financing and we can provide no assurance to investors that we will be able to obtaining financing when required. Obtaining additional financing would be subject to a number of factors, including the market prices for molybdenum and gold, investor acceptance of our property, and investor sentiment. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us.

If we complete a financing through the sale of additional shares of our common stock, shareholders will experience dilution

The most likely source of future financing presently available to us is through the sale of our common stock. Any sale of share capital will result in dilution to existing shareholders. The only other anticipated alternative for the financing of further exploration would be the offering by us of an interest in our properties to be earned by another party or parties carrying out further exploration thereof, which is not presently contemplated.

If we do not conduct mineral exploration on our mineral claims or pay fees in lieu of mineral exploration, our mineral claims will lapse

We must complete mineral exploration work on our Merry mineral claims and make filings with the Province of British Columbia regarding the work completed or pay filing fees in lieu of completing work on our claims. If we do not conduct any mineral exploration on our claims or make the required payments in lieu of completing mineral exploration, then our claims will lapse and we will lose all interest that we have in these mineral claims. The expiry dates of our mineral claims are currently July 10, 2002 and July 10, 2003.

If we do not issue the shares and incur the exploration expenditures required for us to exercise our option to acquire an interest in the Merry mineral claims, we will lose our interest in the Merry mineral claims and our business may fail

We are obligated to issue additional shares of our common stock and incur exploration expenditures on our optioned mineral claims in order to exercise the option and obtain a 100% interest in the Merry mineral claims. We must issue an additional 50,000 additional shares of our common stock and incur exploration expenditures in the aggregate amount of $135,000 in order to exercise this option. We will require substantial additional capital to fund the additional exploration expenditures required to enable us to exercise the option. Our current cash reserves of $4,376 as of December 31, 2001 are not sufficient to enable us to complete these required exploration expenditures without additional financing. If we do not issue the additional shares or incur the exploration expenditures required by the option agreement, we will forfeit our interest in the optioned mineral claims and will have no interest in the optioned mineral claims. We have no agreements for additional financing and we can provide no assurance to investors that additional funding will be available to us on acceptable terms, or at all, to continue operations, to fund new business opportunities or to execute our business plan. If we lose our interest in the optioned mineral claims, then we will have no business assets and there is a substantial risk that our business will fail.

Because we have not commenced business operations, we face a high risk of business failure

We have not even begun the initial stages of exploration of our optioned mineral claims, and thus have no way to evaluate the likelihood that we will be able to operate the business successfully. We were incorporated on May 10, 2001 and to date have been involved primarily in organizational activities, the acquisition of the optioned mineral claims and obtaining a geological report on our mineral claims. We have not earned any revenues as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates.

Because we anticipate our operating expenses will increase prior to our achieving revenues, we may never achieve profitability

Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. From our inception to December 31, 2001, our losses totalled $53,606. We recognize that if we are unable to generate significant revenues from the exploration of our optioned mineral claims and the production of minerals thereon, if any, we will not be able to earn profits or continue operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

Because of the speculative nature of exploration of mining properties, there is substantial risk that no commercially exploitable minerals will be found and this business will fail

The search for valuable minerals as a business is extremely risky. We can provide investors with no assurance that the mineral claims that we have optioned contain commercially exploitable reserves of molybdenum or gold. Exploration for minerals is a speculative venture necessarily involving substantial risk. The expenditures to be made by us in the exploration of the optioned mineral properties may not result in the discovery of commercial quantities of ore. Problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan.

Because of the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages as we conduct our business

The search for valuable minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. The payment of such liabilities may have a material adverse effect on our financial position.

Even if we discover commercial reserves of precious metals on our optioned mineral properties, we may not be able to successfully obtain commercial production

The optioned mineral claims do not contain any known bodies of ore. If our exploration programs are successful in establishing ore of commercial tonnage and grade, we will require additional funds in order to place the Merry mineral claims into commercial production. At this time we can provide investors with no assurance that we will be able to obtain such financing.

Because access to our mineral claims is often restricted by inclement weather, we will be delayed in our exploration and any future mining efforts

Access to the Merry mineral claims is restricted through most of the year due to snow and storms in the area. As a result, any attempt to test or explore the property is largely limited to the few months out of the year when weather permits such activities. These limitations can result in significant delays in exploration efforts, as well as mining and production in the event that commercial amounts of minerals are found. Such delays can have a significant negative effect on our results of operations.

If we are unable to hire and retain key personnel, we may not be able to implement our business plan and our business will fail

Our success will be largely dependent on our ability to hire highly qualified personnel with experience in geological exploration. These individuals may be in high demand and we may not be able to attract the staff we need. In addition, we may not be able to afford the high salaries and fees demanded by qualified personnel, or may lose such employees after they are hired.
Currently, we have not hired any key personnel. Our failure to hire key personnel when needed would have a significant negative effect on our business.

Because our president has only agreed to provide his services on a part-time basis, he may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail

Mr. Goldsmith, our president, is a geological consultant who provides his services to many companies involved in geological exploration. We have entered into a management consulting agreement that obligates Mr. Goldsmith to provide his services to us on a part-time basis. This agreement, however, provides that Mr. Goldsmith is entitled to pursue other business activities during the term of his consulting agreement, provided that these other activities do not interfere with Mr. Goldsmith's obligations to us. Mr. Goldsmith anticipates spending approximately 15% of his business time on our business activities. If the demands of our business require the full business time of our president, there is no assurance that Mr. Goldsmith will be able to devote sufficient time to the management of our business. In addition, our management consulting agreement with Mr. Goldsmith does not enable us to require that Mr. Goldsmith devote his full business time to our business.

                       Risks Related To Legal Uncertainty

As we undertake exploration of our mineral claims, we will be subject to compliance with government regulation that may increase the anticipated cost of our exploration program

There are several governmental regulations that materially restrict the exploration of minerals. We will be subject to the Mining Act of British Columbia as we carry out our exploration program. We may be required to obtain work permits, post bonds and perform remediation work for any physical disturbance to the land in order to comply with these regulations. While our planned exploration program budgets for regulatory compliance, there is a risk that new regulations could increase our costs of doing business and prevent us from carrying our exploration program.

If we receive positive results from our exploration program and we determine to pursue commercial production, we may be subject to an environmental review process that may delay or prohibit our proceeding to commercial production

If the results of our geological exploration program indicate commercially exploitable reserves, of which there is no assurance, and we determine to pursue commercial production of our mineral claims, we may be subject to an environmental review process under environmental assessment legislation. Compliance with an environmental review process may be costly and may delay commercial production. Furthermore, there is the possibility that we would not be able to proceed with commercial production upon completion of the environmental review process if government authorities did not approve our mine or if the costs of compliance with government regulation adversely affected the commercial viability of the proposed mine.

                         Risks Related To This Offering

If a market for our common stock does not develop, shareholders may be unable to sell their shares

There is currently no market for our common stock and we can provide no assurance that a market will develop. We currently plan to apply for listing of our common stock on the NASD over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide investors with no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize. If our common stock is not traded on the bulletin board or if a public market for our common stock does not develop, investors may not be able to re-sell the shares of our common stock that they have purchased and may lose all of their investment.

Because of the high degree of control that could be exercised by Mr. Goldsmith and Mr. Robertson, investors may find that Mr. Goldsmith and Mr. Robertson may be able to exercise a high degree of influence over our key corporate decisions

Collectively, Mr. Locke Goldsmith and Mr. William Robertson control approximately 45.91% of the outstanding shares of our common stock. They also serve as our only two directors and fill all of our current officer positions. These individuals have tremendous influence and control over our corporation. Accordingly, they have significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets, The interests of Mr. Goldsmith and Mr. Robertson may differ from the interests of the other stockholders and thus result in corporate decisions with which other stockholders do not agree.

If  a  market  for  our  common  stock develops, our stock price may be volatile

If a market for our common stock develops, we anticipate that the market price of our common stock will be subject to wide fluctuations in response to several factors, including:

(1)     the  results  of  our  geological  exploration  program;
(2)     our  ability  or  inability  to  achieve  financing;
(3)     commodity  prices  for  molybdenum  and  gold;  and
(4)     conditions  and  trends  in  the  mining  industry.

Further, if our common stock is traded on the NASD over the counter bulletin board, our stock price may be impacted by factors that are unrelated or disproportionate to our operating performance. These market fluctuations, as well as general economic, political and market conditions, such as recessions, interest rates or international currency fluctuations may adversely affect the market price of our common stock.

If the selling shareholders sell a large number of shares all at once or in blocks, the market price of our shares would most likely decline.

The  selling  shareholders  are  offering  3,529,000  shares of our common stock through this prospectus. The selling shareholders are not restricted in the price they can sell the common stock. Our common stock is presently not traded on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is trading will cause that market price to decline. Moreover, the offer or sale of a large number of shares at any price may cause the market price to fall. The outstanding shares of common stock covered by this prospectus represent 54% of the common shares outstanding as of the date of this prospectus.

Because our stock is penny stock, shareholders will be limited in their ability to sell their stock

The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in Princeton Ventures will be subject to rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock. See discussion of rules governing penny stocks on page 38 of this registration statement under the heading, "No Public Market for Common Stock."


                           Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the this Risk Factors section and elsewhere in this prospectus.

                                 Use Of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

                         Determination Of Offering Price

The $0.03 per share offering price of our common stock was determined based on the last sales price from our most recent private offering of common stock on July 25, 2001. There is no relationship whatsoever between this price and our assets, earnings, book value or any other objective criteria of value.

We intend to apply for the trading of our common stock on the NASD Over-The-Counter Bulletin Board upon our becoming a reporting company under the Securities Exchange Act of 1934 (the

"Exchange Act"). We intend to file a registration statement under the Exchange Act in order that we become a reporting company under the Exchange Act concurrently with the effectiveness of the registration statement of which this prospectus forms a part. If our stock becomes traded on the NASD Over-The-Counter Bulletin Board, we anticipate the actual price of sale will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.

                                    Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

                              Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 3,529,000 shares of common stock offered through this prospectus. The shares include the following:

1. 3,199,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and completed on June 30, 2001;

2. 330,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and completed on July 25, 2001;

The following table provides as of February 26, 2002, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.     the  number  of  shares  owned  by  each  prior  to  this  offering;
2.     the  total  number  of  shares  that  are  to  be  offered  for  each;
3. the total number of shares that will be owned by each upon completion of the offering; and
4.     the  percentage  owned  by  each  upon  completion  of  the  offering.


                                                Total Number
                                                Of Shares To    Total Shares     Percent
                                                Be Offered      To Be Owned     Owned Upon
                               Shares Owned     For Selling         Upon        Completion
                               Prior To This    Shareholders    Completion Of    Of This
Name Of Selling Stockholder    Offering            Account      This Offering    Offering
------------------------------------------------------------------------------------------
MARCO BABINI                        200,000          200,000            NIL          NIL
2271 West 13th Avenue
Vancouver, BC
V6K 2S5  Canada

DAVID LEE BERGSTROM                 200,000          200,000            NIL          NIL
2919 West 13th Street
Vancouver, BC V6K 2T8
Canada

MARLONETT BERGSTROM                  50,000           50,000            NIL          NIL
2919 West 13th Street
Vancouver, BC V6K 2T8
Canada

PENNY BERTRAM                       140,000          140,000            NIL          NIL
15652 Aster Road
Surrey, BC V4A 1Y5
Canada

WARD BERTRAM                        120,000          120,000            NIL          NIL
15652 Aster Road
Surrey, BC V4A 1Y5
Canada

ODEAN BORGSTAD                       60,000           60,000            NIL          NIL
193 E 63rd Avenue
Vancouver, BC V5X 2J5
Canada

SHARON BORGSTAD                      32,000           32,000            NIL          NIL
193 E 63rd Avenue
Vancouver, BC V5X 2J5
Canada

JORDON BUCK                          10,000           10,000            NIL          NIL
11671 Aztec Street
Richmond, BC V6X 1H9
Canada


Table is continued from page 12


                                                Total Number
                                                Of Shares To    Total Shares     Percent
                                                Be Offered      To Be Owned     Owned Upon
                               Shares Owned     For Selling         Upon        Completion
                               Prior To This    Shareholders    Completion Of    Of This
Name Of Selling Stockholder    Offering            Account      This Offering    Offering
------------------------------------------------------------------------------------------

PAMELA BUCK                          20,000          20,000             NIL          NIL
11671 Aztec Avenue
Richmond, BC V6X 1H9
Canada

SIMONA DI GLUSEPPE                   60,000          60,000             NIL          NIL
1002-388 Drake Street
Vancouver, BC  V6B 6A8
Canada

GARY KIMMEL                         150,000         150,000             NIL          NIL
1002-388 Drake Street
Vancouver, BC V6B 6A8
Canada

MARCELA KAM                         130,000         130,000             NIL          NIL
Casilla 997,
Correo La Serena, Chile

ANN KOWALCHUK                        35,000          35,000             NIL          NIL
3580 Scratchley Cres.
Richmond, BC V6X 3T2
Canada

MICHAEL KOWALCHUK                    23,000          23,000             NIL          NIL
3580 Scratchley Cres.
Richmond, BC V6X 3T2
Canada

JOSHUA MORITA                       139,000         139,000             NIL          NIL
4311 Colchester Drive
Richmond, BC V7C 4R3
Canada

SUE MORITA                          215,000         215,000             NIL          NIL
145 West 44th  Street
Vancouver, BC V5Y 2V3
Canada


Table is continued from page 13


                                                Total Number
                                                Of Shares To    Total Shares     Percent
                                                Be Offered      To Be Owned     Owned Upon
                               Shares Owned     For Selling         Upon        Completion
                               Prior To This    Shareholders    Completion Of    Of This
Name Of Selling Stockholder    Offering            Account      This Offering    Offering
------------------------------------------------------------------------------------------

JODY MORITA                         175,000         175,000             NIL          NIL
#3-780 West 15th Street
Vancouver, BC V5Z 1R5
Canada

MARCELA OPIOLOVA                    105,000         105,000             NIL          NIL
Lipova 275 I Cesky Tesin-
Mosty, 735 62 Czech Republic

DON ROGELSTAD                        80,000          80,000             NIL          NIL
1006 Ogden Street
Coquitlam, BC V3C 3P1
Canada

NADELY ROGELSTAD                     75,000          75,000             NIL          NIL
1006 Ogden Street
Coquitlam, BC V3C 3P1
Canada

DARREN SILVESTER                     22,000          22,000             NIL          NIL
505-706 Queens Avenue
New Westminster, BC
Canada

GRAEME SMITH                        150,000         150,000             NIL          NIL
#113-9061 Holn Street
Burnaby, BC V4N 4L2
Canada

TOM STOKES                          100,000         100,000             NIL          NIL
216-1220 Falcon Drive
Coquitlam, BC V3E 2E5
Canada

MELANIE STOKES                       68,000          68,000             NIL          NIL
216-1220 Falcon Drive
Coquitlam, BC V3E 2E5
Canada

MIKE J. WAGGETT                     178,000         178,000             NIL          NIL
870 Seymour Drive
Coquitlam, BC V3J 6V7
Canada


Table is continued from page 14


                                                Total Number
                                                Of Shares To    Total Shares     Percent
                                                Be Offered      To Be Owned     Owned Upon
                               Shares Owned     For Selling         Upon        Completion
                               Prior To This    Shareholders    Completion Of    Of This
Name Of Selling Stockholder    Offering            Account      This Offering    Offering
------------------------------------------------------------------------------------------

SHIRLEY WAGGETT                     119,000         119,000             NIL          NIL
870 Seymour Drive
Coquitlam, BC V3J 6V7
Canada

MACEK WITKOWSKI                     108,000         108,000             NIL          NIL
VL. Kr2yeoustego 21/9
70-314 Sczczecin,
Poland

DWAYNE YARETZ                       300,000         300,000             NIL          NIL
#9-1245 Homer Street
Vancouver, BC V6B 2Y9
Canada

JEN YOUNG                            25,000          25,000             NIL          NIL
5-1534 Balsam Street
Vancouver, BC V6K 3L8
Canada

JESSICA A.YOUNG                     250,000         250,000             NIL          NIL
3290 Smugglers Hill
Nanaimo, BC V9T 1H8
Canada

JUDY YOUNG                          190,000         190,000             NIL          NIL
171 Stevens Drive
West Vancouver, BC
V7S 1V3 Canada



The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 6,534,000 shares of common stock outstanding on February 26, 2002.

To  our  knowledge,  none  of  the  selling  shareholders:

(1) has had a material relationship with us other than as a shareholder at any time within the past three years; or

(2)     has  ever  been  one  of  our  officers  or  directors.

                              Plan Of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

1. On such public markets or exchanges as the common stock may from time to time be trading;
2.     In  privately  negotiated  transactions;
3.     Through  the  writing  of  options  on  the  common  stock;
4.     In  short  sales;  or
5.     In  any  combination  of  these  methods  of  distribution.

The  sales  price  to  the  public  may  be:

1.     The  market  price  prevailing  at  the  time  of  sale;
2.     A  price  related  to  such  prevailing  market  price;  or
3.     Such other price as the selling shareholders determine from time to time.

The sales price of our stock will be $0.03 per share until the shares of our common stock become traded on the NASD Over-The-Counter Bulletin Board or another exchange. Although we intend to apply for trading of our common stock on the NASD Over-The-Counter Bulletin Board, public trading of our common stock may never materialize. If trading of common stock does take place on the NASD Over-The-Counter Bulletin Board or another exchange, the actual selling price will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1. Not engage in any stabilization activities in connection with our common stock;

2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

                                Legal Proceedings

We  are  not  currently  a  party  to  any  legal  proceedings.

Our agent for service of process in Nevada is Michael A. Cane, 2300 West Sahara Avenue, Suite 500, Box 18, Las Vegas, Nevada 89102.

          Directors, Executive Officers, Promoters And Control Persons

Our  executive  officers  and directors and their respective ages as of February
26,  2002  are  as  follows:

Directors:

Name of Director          Age
--------------------      ----
Locke B. Goldsmith        61
William C. Robertson      28


Executive  Officers:

Name of Officer           Age     Office
--------------------      ----    -------
Locke B. Goldsmith        61      President and Chief Executive Officer
William C. Robertson      28      Secretary, Treasurer and Chief
                                  Financial Officer


Set forth below is a brief description of the background and business experience of each of our executive officers and directors for the past five years.

Mr. Locke B. Goldsmith is our president and chief executive officer and is a member of our board of directors. Mr. Goldsmith was appointed to our board of directors and as our president and chief executive officer on May 10, 2001.

Mr. Goldsmith is a graduate of the Haileybury School of Mines in Ontario, Canada. Mr. Goldsmith received his B.Sc. (Honours) in Geology from the Michigan Technological University. Mr. Goldsmith receive his M.Sc in Geology from the University of British Columbia, Canada.

Mr. Goldsmith is a registered professional engineer in the Canadian Provinces of Ontario and British Columbia. Mr. Goldsmith is a registered professional geologist with the Province of British Columbia and the States of Oregon, Minnesota and Wisconsin. Mr. Goldsmith is a member of the Society of Economic Geologists, the Geological Society of Canada and the American Institute of Mining and Metallurgical Engineers.

Mr. Goldsmith has been a self-employed mining exploration geologist since 1970. Mr. Goldsmith provides his professional services on a contract and project basis to companies engaged in mineral exploration. Mr. Goldsmith has worked on projects throughout North America, Central America and South America. Mr. Goldsmith has also worked on projects in various countries in Asia, Africa, Australia and Europe.

Mr. Goldsmith spent approximately 10% of his business time on our business during the past calendar year.

Mr. Goldsmith has served as a director and officer of the following public companies during the past five years:

1. Mr. Goldsmith was a director of Osito Ventures Inc. from 1994 to May 1996. Osito Ventures was a public company engaged in the business of mineral exploration whose shares were traded on the Vancouver Stock Exchange.

2. Mr. Goldsmith has been a director of Ameridian Ventures Inc. since October 1997. Mr. Goldsmith was president of Ameridian Ventures from March 1998 to October 1998. Ameridian Ventures is a public company engaged in the business of mineral exploration whose shares are traded on the Canadian Venture Exchange.

3. Mr. Goldsmith has been a director of PacCom Ventures Inc. since November 2000. Mr. Goldsmith was president of PacCom Ventures from December 2000 to May 2001. PacCom Ventures is a public company engaged in the business of mineral exploration whose shares are traded on the Canadian Venture Exchange.

Mr. William Robertson is our secretary, treasurer and chief financial officer and is a member of our board of directors. Mr. Robertson was appointed to our board of directors and as our secretary, treasurer and chief financial officer on May 10, 2001. Mr. Robertson was an investment advisor with Canaccord Capital of Vancouver, British Columbia from May 1993 to November 1997. Mr. Robertson was an investment advisor with Southwest Securities from November 1997 to November 1998. Mr. Robertson has been engaged in providing financial consulting services to private and public companies since December 1998 through his private company, Billco Trading Co. Ltd. Mr. Robertson is a director and the president and secretary of Knoway Ventures Inc., a company whose shares were formerly traded on the OTC Bulletin Board. Mr. Robertson joined Knoway Ventures in March 2000. Mr. Robertson was responsible for overseeing the management and financing of an Internet service provider business operated by Knoway Ventures, prior to the decision of Knoway Ventures to stop operating this business. Mr. Robertson is a director and the president of Burrard Technologies Inc., a company whose shares are currently traded on the OTC Bulletin Board. Mr. Robertson joined Burrard Technologies in April 2000. Mr. Robertson has been responsible for supervising the development of Burrard's computer software development business and assisting in the financing of Burrard's plan of operations.

Mr. Roberston spent approximately 10% of his business time on our business during the past year.

Term  of  Office

Our Directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant  Employees

We have no significant employees other than the officers and directors described above.


         Security Ownership Of Certain Beneficial Owners And Management

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of February 26, 2002 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) each of our directors, and (iii) officers and directors as a group. Unless otherwise indicated, the shareholders listed possess sole voting and investment power with respect to the shares shown.



---------------------------------------------------------------------------------------
                  Name and address                  Number of Shares    Percentage of
Title of class    of beneficial owner               of Common Stock     Common Stock(1)
---------------------------------------------------------------------------------------


Common Stock      Locke B. Goldsmith                1,500,000 shares           22.95%
                  Director, President and
                  Chief Executive Officer
                  Suite 301, 1855 Balsam Street,
                  Vancouver, BC V6K 3M3

Common Stock      William C. Robertson              1,500,000 shares           22.95%
                  Director , Secretary, Treasurer
                  and Chief Financial Officer
                  828 West 7th Avenue
                  Vancouver, BC V5Z 1C1

Common Stock      All Officers and Directors        3,000,000 shares           45.91%
                  as a Group (2 persons)


                                       19


---------------------------------------------------------------------------------------

(1)   The percent of class is based on 6,534,000 shares of common stock issued and  outstanding  as  of  February  26,  2002.
---------------------------------------------------------------------------------------


It is believed by us that all persons have full voting and investment power with respect to the shares indicated. Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

                            Description Of Securities
General

Our authorized capital stock consists of 100,000,000 shares of common stock, with a par value of $0.001 per share, and 100,000,000 shares of preferred stock, with a par value of $0.001 per share. As of November 12, 2001, there were 6,534,000 shares of our common stock issued and outstanding that were held by approximately thirty-four (34) stockholders of record. We have not issued any shares of preferred stock.

Common  Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law or provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Holders of our common stock representing one-percent (1%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

Subject to any preferential rights of any outstanding series of preferred stock created by our board of directors from time to time, the holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefor. See "Dividend Policy."

Subject to any preferential rights of any outstanding series of preferred stock created from time to time by our board of directors, upon liquidation, dissolution or winding up of Princeton, the holders of shares of our common stock will be entitled to receive pro rata all assets of Princeton available for distribution to such holders.

In the event of any merger or consolidation of Princeton with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash).

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred  Stock

Our board of directors is authorized by our articles of incorporation to divide the authorized shares of our preferred stock into one or more series, each of which shall be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. Our board of directors is authorized, within any limitations prescribed by law and our Articles of Incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock including but not limited to the following:

(a) the rate of dividend, the time of payment of dividends, whether dividends are cumulative, and the date from which any dividends shall accrue;

(b) whether shares may be redeemed, and, if so, the redemption price and the terms and conditions of redemption;

(c) the amount payable upon shares of preferred stock in the event of voluntary or involuntary liquidation;

(d) sinking fund or other provisions, if any, for the redemption or purchase of shares of preferred stock;

(e) the terms and conditions on which shares of preferred stock may be converted, if the shares of any series are issued with the privilege of conversion;

(f) voting powers, if any, provided that if any of the preferred stock or series thereof shall have voting rights, such preferred stock or series shall vote only on a share for share basis with our common stock on any matter, including but not limited to the election of directors, for which such preferred stock or series has such rights; and

(g) subject to the above, such other terms, qualifications, privileges, limitations, options, restrictions, and special or relative rights and preferences, if any, of shares or such series as our board of directors may, at the time so acting, lawfully fix and determine under the laws of the State of Nevada.

Dividend  Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share  Purchase  Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible  Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Nevada  Anti-Takeover  laws

Nevada revised statutes sections 78.378 to 78.3793 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation.

                     Interests Of Named Experts And Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Michael A. Cane of Cane & Company, LLC, our independent legal counsel, has provided an opinion on the validity of our common stock.

Morgan & Company, independent chartered accountants, have audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. Morgan & Company have presented their report with respect to our audited financial statements. The report of Morgan & Company is included in reliance upon their authority as experts in accounting and auditing.

      Disclosure Of Commission Position Of Indemnification For Securities Act
                                   Liabilities

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act of 1933 is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

                       Organization Within Last Five Years

We  were  incorporated  on  May  10, 2001 under the laws of the state of Nevada.

We obtained an option to acquire an interest in certain mineral claims situated in the Province of British Columbia, Canada on May 18, 2001.

Mr. Locke B. Goldsmith, our president and a director, and Mr. William C. Robertson, our secretary, treasurer and a director, have been our sole promoters since our inception. Other than the purchase of his stock and a management agreement, Mr. Goldsmith has not entered into any agreement with us in which he is to receive from us or provide to us any thing of value. Mr. Goldsmith acquired 1,500,000 shares of our common stock at a price of $0.001 US per share on May 16, 2001. Mr. Goldsmith paid a total purchase price of $1,500 for these shares. Mr. Goldsmith entered into a management agreement with us on July 1,
2001. Other than the purchase of his stock and a management agreement, Mr. Robertson has not entered into any agreement with us in which he is to receive from us or provide to us any thing of value. Mr. Robertson acquired 1,500,000 shares of our common stock at a price of $0.001 US per share on May 16, 2001. Mr. Robertson paid a total purchase price of $1,500 for these shares. Mr. Robertson entered into a management agreement with us on July 1, 2001.

                             Description Of Business

General

We are an exploration stage company. We plan to ultimately engage in the acquisition, and exploration of mineral properties and exploit mineral deposits demonstrating economic feasibility. We own an option to acquire an interest in the mineral claims described below under the heading Merry mineral claims Option Agreement. Further exploration of our optioned mineral claims is required before a final evaluation as to the economic and legal feasibility of any mineral reserves that we may discover on our optioned mineral claims can be completed. There is no assurance that a commercially viable mineral deposit exists on our optioned mineral claims. Our plan of operations is to carry out exploration work on the Merry mineral claims in order to ascertain whether these claims possess commercially exploitable quantities of molybdenum or gold. There can be no assurance that a commercially exploitable mineral deposit, or reserve, exists in the Merry mineral claims until appropriate exploratory work is done and an economic evaluation based on such work concludes there is economic feasibility.

Merry  Mineral  Claims  Option  Agreement

We have obtained the option to acquire a 100% interest in eight mineral claims situated in the Province of British Columbia, Canada. We refer to these eight mineral claims as the Merry mineral claims. We acquired our interest in the Merry mineral claims pursuant to an agreement dated May 18, 2001 between Mr. Alan Brent Hemingway and us. Mr. Hemingway is the owner of the Merry mineral claims. This option agreement was amended on November 30, 2001 in order to give us additional time in which to complete the exploration expenditures on the Merry mineral claims.

We came to know of the availability of the Merry mineral claims through Mr. John Ostler, the consulting geologist who has prepared our geological report on the Merry mineral claims. Mr. Robertson, our secretary and treasurer and one of our directors, spoke to Mr. Ostler regarding the fact that we were at that time looking for a mineral property. Mr. Ostler advised Mr. Robertson that Mr. Hemingway owned the Merry mineral claims and may be interested in granting an interest in this property. Mr. Robertson consulted with Mr. Goldsmith, our president and a director, regarding the merits of the property. Our board of directors determined to pursue discussions with Mr. Hemingway regarding the acquisition of an interest in the Merry mineral claims. We were able to finalize these negotiations and the option agreement was executed between us and Mr. Hemingway.

In consideration for the grant of the option, we paid to Mr. Hemingway the amount of $1,000 and we issued to Mr. Hemingway 5,000 shares of our common stock on May 18, 2001 in accordance with the terms of the option agreement. We are entitled to exercise the option to acquire the 100% interest in the Merry mineral claims by:

(A) incurring an aggregate of $135,000 of property exploration expenditures on the Merry mineral claims within the following periods:

     (1)  $5,000  on  or  before  February  28,  2002;
     (2)  a  further  $10,000.00  on  or  before  December  31,  2002;
     (3)  a  further  $120,000.00  on  or  before  December  31,  2002;

(B) issuing to Mr. Hemingway 50,000 shares of our common stock upon the completion of the third phase of the exploration program on the Merry mineral claims on or before December 31, 2002.

The time for completion of the initial exploration expenditure requirement was extended from November 30, 2001 to February 28, 2002 by agreement between us and Mr. Hemingway dated November 30, 2001. We have satisfied this initial exploration expenditure requirement by completing the initial phase of the recommended work program on the Merry mineral claims.

In the event that we incur exploration expenditures, in any of the above periods, less than the required sum, we may, at our option, pay to Mr. Hemingway the difference between the amount actually spent and the required exploration expenditure in full satisfaction of the exploration expenditures to be incurred. In the event that we incur exploration expenditures, in any period, more than the required amount of exploration expenditures, then the excess will be carried forward and applied to the required exploration expenditures to be incurred in subsequent periods. If we fail to incur any required exploration expenditures during any applicable period or if we fail to issue the required shares, our option will terminate and we will have no further rights to the Merry mineral claims.

Property exploration expenditures include all costs of acquisition and maintenance of the property, all expenditures on the exploration and development of the property and all other costs and expenses of whatsoever kind or nature, including those of a capital nature, incurred or chargeable with respect to the exploration of the property. In addition, until we have secured a 100% interest in the Merry mineral claims, we are obligated to maintain in good standing the Merry mineral claims by:

(A) the doing and filing of assessment work or making of payments in lieu thereof;
(B)  the  payment  of  taxes  and  rentals;  and
(C) the performance of all other actions necessary to keep the Merry mineral claims free and clear of all liens and other charges.

Description  of  the  Merry  mineral  claims

The Merry mineral claims consist of eight mineral claims in the Lillooet Mining Division of Southwestern British Columbia, Canada. Mineral claims in British Columbia consist of units, with each unit being a square in shape covering 25 hectares and measuring 500 meters on each side. Each of our mineral claims consists of one unit. The total area of the Merry mineral claims, after deducting four overlapping claims, is estimated to be 494 acres. The mineral claims are described as follows:


Name of Mining Claim     Grant Number     Date of Recording        Expiry Date
--------------------     ------------     -----------------        -----------

     Merry  Me  1          370102          July  10, 1999          July 10, 2002
     Merry  Me  2          370103          July  10, 1999          July 10, 2002
     Merry  Me  3          370104          July  10, 1999          July 10, 2002
     Merry  Me  4          370105          July  10, 1999          July 10, 2002
     Merry  Me  5          370106          July  10, 1999          July 10, 2002
     Merry  Me  6          370107          July  10, 1999          July 10, 2002
     Mary  1               379151          July  10, 2000          July 10, 2003
     Mary  2               379152          July  10, 2000          July 10, 2003


Mr. Hemingway staked the Merry mineral claims in July 1999 and July 2000. Mr. Hemingway is the legal owner of title to the mineral claims and no other person has any interest in the mineral claims, other than our interest as a result of the option. The Province of British Columbia owns the land covered by the mineral claims.

Our mineral claims will expire on the dates indicated above unless they are extended. In order to extend the expiry dates of our mineral claims, we must complete exploration work on the mineral claims and pay a filing fee or make payments to the Province of British Columbia in lieu of completing exploration work to maintain the mineral claims. Currently, a work value of $100 Canadian (US$62.58; on January 2, 2002, exchange rate of CDN$1 = US$0.6258) is required during each of the first three years after a claim is staked and a work value of $200 Canadian (US$125.16) is required in subsequent years. Accordingly, exploration work on the Merry Me 1 to 6 mineral claims must be completed in the amount of $600 Canadian (US$375.48) by July 10, 2002 or this amount must be paid to the Province of British Columbia by July 10, 2002. Exploration work on the Mary 1 to 2 mineral claims must be completed in the amount of $200 (US$125.16) Canadian by July 10, 2003 or this amount must be paid to the Province of British Columbia by July 10, 2003. A maximum of ten years of work credit may be filed on a claim. If the required exploration work is not completed in any year or if a payment is not made to the Province of British Columbia in lieu of the required work within this year, the mineral claims will lapse and title with revert to the Province of British Columbia.

Location  of  the  Merry  mineral  claims

The Merry mineral claims are located in the Lillooet Mining Division of southwestern British Columbia approximately 60 miles from the town of Lillooet and approximately 145 miles from the city of Vancouver. Access to the mineral claims is from Vancouver via British Columbia Highway 99 to the town of Pemberton and then by forest access road to the Village of Gold Bridge, the nearest supply center to the property. Access to the mineral claims from Gold Bridge is via gravel road requiring vehicles with four-wheel drive. The central part of the Merry mineral claims is accessible during the snow free months of the year from May until November.

The Merry mineral claims are located on the northeastern slope of the Bendor Range of the Coast Mountains in southwestern British Columbia, Canada. The claim area occupies part of the Truax Creek valley, a steep valley that drains northward to Carpenter Lake, approximately 1.5 miles north of the mineral claims. Elevations at the property range from about 4,166 feet above sea level to about 5,642 feet above sea level. The principal area of focus of exploration on the mineral claims is at elevations of approximately 4,592 feet above sea level. Much of the original forest covering the claims has been removed by recent logging. The Truax Creek is a permanent creek that flows across the mineral claims and provides adequate water for mining purposes.

Geological  Report

We engaged John Ostler, M.Sc., P. Geo. to prepare a geological evaluation report on the Merry mineral claims in June 2001. The work completed by Mr. Ostler in completing the geological report consisted of the acquisition of geological data from previous geological exploration and a review and analysis of this geological data. This data acquisition involved the research and investigation of historic files to locate and retrieve data information acquired by previous exploration companies in the area of the mineral claims. The work involved in this data acquisition includes map and report reproduction, drafting and production of base maps, and compilation of preexisting information into a common database and maps.

We received the geological evaluation report on the mineral claims prepared by Mr. Ostler on June 30, 2001. The geological report summarizes the results of the history of the exploration of the mineral claims, the regional and local geology of the mineral claims and the mineralization and the geological formations identified as a result of the prior exploration. The geological report also gives conclusions regarding potential mineralization of the mineral claims and recommends a further geological exploration program on the mineral claims.

Exploration  History  of  the  Mineral  claims

The history of the exploration of the mineral claims is summarized in the geological report that we obtained from Mr. Ostler. The following summary of the exploration history of the mineral claims is based on Mr. Ostler's summary of this exploration history.

A. The original mineral claims were staked in 1932. The initial exploration was conducted from 1932 to 1936.

B. A truck road was built up the Truax Creek through the mineral claims in 1949.

C. During the period from 1960 to 1974, H. Street of Gold Bridge, BC acquired the area and constructed and operated a small ore-processing mill.

D. In 1980, W.A. Cook staked the area and optioned a 50% interest in the property to Keron Holdings Ltd. A further geological exploration program was undertaken.

E. In 1981, the property was optioned to Hudson's Bay Oil and Gas Company Limited who conducted further road building to provide access for drilling. Further soil and rock-chip sampling was conducted. Hudson's Bay dropped its option.

F.   In  1983,  W.A.  Cook  and Keron Holdings optioned the property to Andaurex
     Resources Inc. who completed a total of 2,861 feet of drilling and calculated an estimate of resources on the property.

G.   In  1987,  Pilgram  Holdings  Ltd  conducted  a  small  trenching  program.

H.   Subsequent  to  1987,  all  claims  on  the  property  lapsed.

I. In 1999 and 2000, Mr. Hemingway staked the mineral claims and became the current owner. Mr. Hemingway conducted a preliminary exploration program in 2000.

J.   Mr.  Hemingway  optioned  the  property  to  Princeton  Ventures  in  2001.

Conclusions  of  the  Geological  Report

In his geological report, Mr. Ostler identified two types of mineralization events on the Merry mineral claims. The first event is a molybdenum-bearing quartz stockwork vein system that has been identified on the Merry mineral claims by prior exploration . The second event consists of high-grade, gold-bearing stibnite veins and disseminations. These two mineralization events are the targets of the three phase exploration program recommended by the geological report.

A stockwork vein system present on the Merry mineral claims consists of a multitude of small intersecting veinlets placed at several preferred orientations throughout the host rock. On the Merry mineral claims, these veinlets are filled with quartz and bear molybdenum. Such stockwork systems are typical of geological formations that host sufficient copper or molybdenum to be mined in large-scale open pits. Mining of a typical stockwork vein system is completed by mining all of the rock hosting the stockwork veins. Accordingly, the amount of metal in the veins and their density within the surrounding rock determine the grade and the economic viability of stockwork vein deposits.

Prior geological exploration on the Merry property in 1980 revealed that molybdenite mineralization extends an unknown distance southeast of the Main zone near the centre of the property. This mineralization has a peripheral gold halo around its western side. Such precious-metal halos are common around molybdenum deposits. The geological report concluded that economic concentrations of molybdenum mineralization may exist southeast of the main zone of the Merry mineral claims.

The second target for exploration under the recommended geological exploration program is high-grade, gold-bearing stibnite veins that have been identified in three locations on the Merry mineral claims during prior exploration on the Merry property. The gold-bearing stibnite veins are very different from the stockwork veinlets. The stibnite veins are true fissure veins that can be mined by highly selective underground methods. If these veins are sufficiently extensive and thick, it would not be necessary to mine any unmineralized country rock. One of the objectives of the recommended geological exploration program is to determine the extent and concentration of this mineralization.

Current  State  of  Exploration

The mineral claims presently do not have any proven mineral reserves. The property that is the subject of the mineral claims is undeveloped and does not contain any open-pit or underground mines. There is no mining plant or equipment located on the property that is the subject of the mineral claims. Currently, there is no power supply to the mineral claims.

We have only recently commenced exploration of the mineral claims and exploration is currently in the preliminary stages. The status of our planned exploration program is discussed in detail below. Our planned exploration program is exploratory in nature and there is no assurance that mineral reserves will be proven.

Recommendations  of  the  Geological  Report

In his geological report, Mr. Ostler, P. Eng. recommended the completion of a three-phase geological work program on the Merry mineral claims. We have completed the first phase of this exploration program and we are currently awaiting receipt of a geological report summarizing the conclusions and recommendations of this work program from Mr. Ostler.

The first phase of the exploration program was comprised of the acquisition of satellite images of the mineral claims and a review of these satellite images to determine if they contain anomalies caused by economic mineralization. The cost of completion of the first phase of the exploration program was $5,000, as outlined below.

Phase  1  Estimated  Budget
---------------------------

Acquisition cost of Landsat TM images                                    $1,533
Image interpretation and reporting                                       $2,640
Administration                                                             $500
Goods and Services Tax (G.S.T).                                            $327
-------------------------------                                            ----
Total Phase 1 Budget                                                     $5,000


The second phase of the exploration program would be comprised of a magnetometer survey of the mineral claims using a base station and a programmable field magnetometer and geological review of the results of the magnetometer survey. This magnetometer survey would be conducted using a grid pattern. The magnetometer survey would require a visit to the site of the mineral claims. The estimated cost of completion of the second phase of the exploration program is $10,000.

1 Geologist: 9 days @$400/day                                            $2,400
1 Prospector: 9 days @ $250/day                                          $1,500
Food, lodging and camp costs: 9 days @$100/day                             $600
Transport costs: truck rental + gasoline                                   $700

Magnetometer rental: 9 days @ $75/day                                      $450
Sampling and Assay Costs                                                   $667
Report Production                                                        $1,000
Administration                                                           $1,000
Contingency                                                              $1,029
Goods and Services Tax (G.S.T).                                            $654
Total Phase 2 Budget                                                    $10,000


The third phase of the exploration program would be comprised of an induced polarization survey of the mineral claims and a geological review of the results of the induced polarization survey. This survey would use an expanded version of the grid program developed for the magnetometer survey. The induced polarization survey would require a visit to the site of the mineral claims. The estimated cost of completion of the third phase of the exploration program is $120,000.


Line cutting: 42 km @ $1200/km (all inclusive price)                    $33,600
Induced polarization survey: 42 km @ $1500/km (all inclusive price)     $42,000
Supervision and Engineering                                               $5000
Report production                                                        $4,000
Environmental Bond                                                       $2,000
Administration                                                          $11,000
Contingency                                                             $14,552
Goods and Services Tax (G.S.T.)                                          $7,848
Total Phase 3 Budget                                                   $120,000


This estimated cost of each phase of the exploration program outlined above includes the cost of completing the geological review of the results of each phase and the preparation of a geological report summarizing the results and conclusions of each phase.

The geological review and interpretations required in each phase of the exploration program would be comprised of review of the data acquired from each phase of the exploration program and an analysis of this data to assess the potential mineralization of the mineral claims. Geological review entails the geological study of an area to determine the geological characteristics, identification of rock types and any obvious indications of mineralization. The purpose of undertaking the geological review would be to determine if there is sufficient indication for the area to host mineralization to warrant additional exploration. Positive results of each phase of the exploration program would be required to justify continuing with the next phase of the exploration program. Such positive results would include the identification of zones of mineralization.

Geological  Exploration  Program

We accepted the recommendations of the geological report and we have proceeded with the first phase of the recommended geological exploration program. This initial work program was completed by Mr. Ostler in February 2002 at a cost to us of $5,000. This initial work program included the acquisition of satellite images of the Merry mineral claims and a review and analysis of these images by Mr. Ostler. Mr. Ostler anticipates delivering his geological report on the results of this phase by the end of February 2002 or early March 2002. The completion of this first phase satisfied the requirement under our option agreement that we incur $5,000 in exploration expenditures on the Merry mineral claims by February 28, 2002.

We will assess whether to proceed to phase two of the recommended geological exploration program upon completion of an assessment of the results of phase one of the geological exploration program. In completing this determination, we will review the conclusions and recommendations that we receive from Mr. Ostler based on his geological review of the results of the first phase. If we decide to proceed with the second phase of the recommended exploration program based on the results of the first phase, we anticipate that this phase will proceed in the summer of 2002. It will not be possible to start the second phase until late spring of 2002 due to the short snow-free period of access of the mineral claims.

If we decide to complete the second phase of our exploration program, we will assess whether to proceed to the third phase of the recommended geological exploration program upon completion of an assessment of the results of phase two of the geological exploration program. In completing this determination, we will make an assessment as to whether the results of phase two are sufficiently positive to enable us to achieve the financing necessary for use to proceed with phase two of the exploration program. This assessment will include an assessment of our cash reserves after the completion of phase two and the market for financing of mineral exploration projects at the time of our assessment.

We plan to engage Mr. Ostler, P. Eng. to complete the geological reviews and geological reports associated with both phase two and phase three of the exploration program if we determine to complete these phases based on the results of exploration of each previous phase and our ability to achieve the required financing. As discussed above, the cost of Mr. Ostler of completing his geological review and the required geological reports is included in the budget for each phase of our exploration program.

If we complete all three phases of the exploration program and the results of these efforts are positive, we will still have to undertake an extensive and additional exploration program which might consist of further soil sampling, geophysical surveys, trenching or drilling before we will be able to identify commercially-viable reserves. The costs of these subsequent programs will be significantly more than the costs set forth above for the initial three-phase exploration program.

Should we decide at any time not to proceed to the next phase of the geological work program, we will use our remaining operating capital, if any, to obtain an option or options on other mineral claims. Funds will then be used to conduct mineral exploration activities on those claims. It is likely we will need further financing to pay for that exploration.

Compliance  with  Government  Regulation

We will be required to conduct all mineral exploration activities in accordance with the Mining Act of British Columbia. We will be required to obtain work permits from the British Columbia Ministry of Energy Mines and Resources for any exploration work that results in a physical disturbance to the land. We will not be required to obtain a work permit for the first or second phase of our exploration program as this phase will not involve any physical disturbance. We will be required to obtain a work permit if we proceed with the third phase of our exploration program. There is no charge to obtain a work permit under the Mineral Tenure Act. We will need to make the required submission to the Ministry of Energy Mines and Resources, which we will have our consultant geologist prepare on our behalf for a fee. If our exploration program proceeds to any trenching, drilling and bulk-sampling stages, we will be required to post small bonds and file statements of work with the Ministry of Energy Mines and Resources. We will be required by the Mining Act to undertake remediation work on any work that results in physical disturbance to the land. The cost of remediation work will vary according to the degree of physical disturbance. An environmental review is not required under the Environmental Assessment Act of British Columbia to proceed with the recommended exploration program on our mineral claims.

We have budgeted for regulatory compliance costs in the proposed exploration program recommended by the geological report. As mentioned above, we will have to sustain the cost of reclamation and environmental mediation for all exploration and other work undertaken. The amount of these costs is not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of the recommended exploration program. Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on earnings or our competitive position.

Employees

We have no employees as of the date of this prospectus other than our two officers.

The services of Mr. Goldsmith are provided to us pursuant to an executive consulting agreement between Mr. Goldsmith and us. We pay Mr. Goldsmith a consulting fee of $750 per month in consideration for his providing management and administration services to us. The consulting fee will increase to $5,000 per month in the event that Mr. Goldsmith is required to spend more than 50% of his business time on our business. The management agreement is for a term commencing July 1, 2001 and expiring on June 30, 2003.

The services of Mr. Robertson are provided to us pursuant to an executive consulting agreement between Mr. Robertson and us. We pay Mr. Robertson a consulting fee of $750 per month in consideration for his providing management and administration services to us. The consulting fee will increase to $5,000 per month in the event that Mr. Robertson is required to spend more than 50% of his business time on our business. The management agreement is for a term commencing July 1, 2001 and expiring on June 30, 2003.

We intend to conduct our business largely through agreements with consultants and arms-length third parties.

Research  and  Development  Expenditures

We have incurred exploration expenditures in the amount of $1,981 to December 31, 2001. We have not incurred any other research or development expenditures since our incorporation.

Subsidiaries

We  do  not  have  any  subsidiaries.

Patents  and  Trademarks

We  do  not  own,  either  legally  or  beneficially, any patents or trademarks.


                               Plan Of Operations

Our business plan is to proceed with the exploration of the Merry mineral claims to determine whether these mineral claims possess commercially exploitable reserves of molybdenum and gold. We have proceeded with the first phase of the exploration program recommended by the geological report at a cost of $5,000. Completion of phase one satisfied the exploration expenditures required to be completed by February 28, 2002 under our option agreement for the Merry mineral claims, as amended.

We are presently awaiting a geological report summarizing the conclusions and recommendations of the first phase of our exploration program from Mr. Ostler, our consulting geologist. We will assess whether to proceed to phase two of the recommended geological exploration program upon completion of an assessment of the results of phase one of the geological exploration program. In completing this determination, we will review the conclusions and recommendations that we receive from Mr. Ostler based on his geological review of the results of the first phase. If we decide to proceed with the second phase of the recommended exploration program based on the results of the first phase, we anticipate that this phase will proceed in the summer of 2002, and that Mr. Ostler will complete the work on a budget of $10,000. It will not be possible to start the second phase until the summer of 2002 due to the short snow-free period of access of the mineral claims. The central part of the Merry mineral claims is accessible during the snow free months of the year from May until November, with variations from year to year.

If we determine to complete the second phase of our exploration program, we will assess whether to proceed to the third phase of the recommended geological exploration program upon completion of an assessment of the results of phase two of the geological exploration program. In completing this determination, we will make an assessment as to whether the results of phase two are sufficiently positive to enable us to achieve the financing necessary for use to proceed with phase two of the exploration program. This assessment will include an assessment of our cash reserves after the completion of phase two and the market for financing of mineral exploration projects at the time of our assessment. We anticipate our geologist Mr. Ostler will complete all three phases on our behalf if each are proceeded with and that Mr.Ostler's total fee for such work will total $135,000.

We had cash in the amount of $4,376 as of December 31, 2001 and working capital of $7,354 as of December 31, 2001. The anticipated cost of the second phase of the exploration program is $10,000. The anticipated cost of the third phase of the exploration program is $-----120,000. As these anticipated costs are in excess of our current cash reserves, we will require additional financing in order to proceed with each of phase two and phase three of our exploration program. We anticipate that additional funding will be in the form of equity financing from the sale of our common stock or a loan from one of our directors, of which there is no assurance. However, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund phase three of the exploration program. We believe that debt financing will not be an alternative for funding phase three of the exploration program. We do not have any arrangements in place for any future equity financing.

We anticipate that we will incur the following expenses over the next twelve months:

1. $10,000 in connection with the completion of the second phase of our recommended geological work program, if we determine to proceed with this phase;

2. $18,000 for payments to Mr. Locke Goldsmith and Mr. William Robertson under their management agreements, of which we have prepaid a total of $6,950;

3. $15,000 for operating expenses, including professional legal and accounting expenses associated with our becoming a reporting issuer under the Securities Exchange Act of 1934;

We had cash in the amount of $4,376 as of December 31, 2001. Our total expenditures over the next twelve months are anticipated to be $36,050, after accounting for prepaid expenditures. Accordingly, we will require additional financing in the amount of approximately $31,674 to fund our operations for the next twelve months.

If we do not complete the exploration expenditures required under the option agreement for the Merry mineral claims, our option will terminate and we will lose all our rights and interest in the Merry mineral claims. If we do not secure additional financing to incur the required exploration expenditures, we may consider bringing in a joint venture partner to provide the required funding. We have not undertaken any efforts to locate a joint venture partner. In addition, we cannot provide investors with any assurance that we will be able to locate a joint venture partner who will assist us in funding the exploration of the Merry mineral claims. If our option lapses, we plan to pursue the acquisition of an interest in other mineral claims. We anticipate that any future acquisition would involve the acquisition of an option to earn an interest in a mineral claim as we anticipate that we would not have sufficient cash to purchase a mineral claim of sufficient merit to warrant exploration.

Results  Of  Operations

We did not earn any revenues during the six months ended December 31, 2001. We do not anticipate earning revenues until such time as we have entered into commercial production of our mineral properties. We are presently in the exploration stage of our business and we can provide no assurance that we will discover commercially exploitable levels of mineral resources on our properties, or if such resources are discovered, that we will enter into commercial production of our mineral properties.

We incurred operating expenses in the amount of $41,976 for the six months ended December 31, 2001. These operating expenses included: (a) professional fees in the amount of $21,847 incurred in connection with our filing of a registration statement with the Securities Exchange Commission under the Securities Act of 1933; and (b) consulting fees in the amount of $17,625. We anticipate our operating expenses will increase. The increase will be attributable to our completion of phase one of our geological exploration program and the professional fees to be incurred in connection with the filing of a registration statement with the Securities Exchange Commission under the Securities Act of 1933. We anticipate our ongoing operating expenses will also increase once we become a reporting company under the Securities Exchange Act of 1934.

We incurred losses in the amount of $41,976 for the six months ended December 31, 2001 and $53,606 for the period from inception to December 31, 2001. Our losses were attributable entirely to operating expenses.

Liquidity  and  Capital  Resources

We had cash of $4,376 as of December 31, 2001, compared to $31,853 as of June 30, 2001. We had working capital of $7,354 as of December 31, 2001, compared to working capital of $39,430 as of June 30, 2001.

We have not attained profitable operations and are dependent upon obtaining financing to pursue exploration activities. For these reasons our auditors stated in their report that they have substantial doubt we will be able to continue as a going concern.

                             Description Of Property

We have an option to acquire a 100% interest in the Merry mineral claims, as described in Description of Business - Merry Mineral Claims Option Agreement. We do not own or lease any property other than our option to acquire an interest in the Merry mineral claims.

                 Certain Relationships And Related Transactions

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

-    Any  of  our  directors  or  officers;
-    Any  person  proposed  as  a  nominee  for  election  as  a  director;
- Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
-    Any  of  our  promoters;
- Any relative or spouse of any of the foregoing persons who has the same house as such person.

The services of Mr. Goldsmith are provided to us pursuant to an executive consulting agreement between Mr. Goldsmith and us. We pay Mr. Goldsmith a consulting fee of $750 per month in consideration for his providing management and administration services to us. The consulting fee will increase to $5,000 per month in the event that Mr. Goldsmith is required to spend more than 50% of his business time on our business. The management agreement is for a term commencing July 1, 2001 and expiring on June 30, 2003.

The services of Mr. Robertson are provided to us pursuant to an executive consulting agreement between Mr. Robertson and us. We pay Mr. Robertson a consulting fee of $750 per month in consideration for his providing management and administration services to us. The consulting fee will increase to $5,000 per month in the event that Mr. Robertson is required to spend more than 50% of his business time on our business. The management agreement is for a term commencing July 1, 2001 and expiring on June 30, 2003. We have prepaid Mr. Robertson the amount of $9,000 under this consulting agreement with respect to services to be provided from July 1, 2001 to June 30, 2002.

Our by-laws do not contain any provisions for resolving any conflicts of interest that may arise due to Messrs. Goldsmith and Robertson's outside financial interests and activities. We have not to-date considered how any conflicts may be resolved.

            Market For Common Equity And Related Stockholder Matters

No  Public  Market  for  Common  Stock

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and significance of the spread between the "bid" and "ask" price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form (including language, type, size and format), as the Commission shall require by rule or regulation. The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer (a) with bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, if our common stock becomes subject to the penny stock rules, stockholders may have difficulty selling those securities.

Holders  of  Our  Common  Stock

As of the date of this registration statement, we had thirty-four (34) registered shareholders.

Rule  144  Shares

A total of 3,000,000 shares of our common stock will be available for resale to the public after May 16, 2002 in accordance with the volume and trading limitations of Rule 144 of the Securities Act of 1933. The following additional shares of our common stock will be available for resale to the public in accordance with the volume and trading limitations of Rule 144 of the Securities Act of 1933: (i) 5,000 shares after May 18, 2002; (ii) 3,199,000 shares after June 30, 2001; and (iii) 330,000 shares after July 25, 2001. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1. 1% of the number of shares of the company's common stock then outstanding which, in our case, will equal approximately 65,340 shares as of the date of this prospectus; or

2. the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold all of the 3,000,000 shares that may be sold pursuant to Rule 144 after May 16, 2002.

Stock  Option  Grants

To  date,  we  have  not  granted  any  stock  options.

Registration  Rights

We have not granted registration rights to the selling shareholders or to any other persons.

We are paying the expenses of the offering because we seek to: (i) become a reporting company with the Commission under the Securities Exchange Act of 1934 (the "1934 Act"); and (ii) enable our common stock to be traded on the NASD Over-The-Counter Bulletin Board. We plan to file a Form 8-A registration statement with the Commission prior to the effectiveness of the Form SB-2 registration statement. The filing of the Form 8-A registration statement will cause Princeton to become a reporting company with the Commission under the 1934 Act concurrently with the effectiveness of the Form SB-2 registration statement. We must be a reporting company under the 1934 Act in order that our common stock is eligible for trading on the NASD Over-The-Counter Bulletin Board. We believe that the registration of the resale of shares on behalf of existing shareholders may facilitate the development of a public market in our common stock if our common stock is approved for trading on the NASD Over-The-Counter Bulletin Board.

We consider that the development of a public market for our common stock will be make an investment in our common stock more attractive to future investors. In order for us to continue with our mineral exploration program, we will at some point in the near future need to raise additional capital through private placement offerings. We believe that obtaining reporting company status under the 1934 Act and trading on the OTCBB should increase our ability to raise these additional funds from investors.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1. we would not be able to pay our debts as they become due in the usual course of business; or

2. our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.


                             Executive Compensation


Summary  Compensation  Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the fiscal period ended June 30, 2001.


                      Annual Compensation                Long Term Compensation
                      -------------------                ----------------------
                                                         Restricted             LTIP
                                            Other Annual   Stock    Options/*  payouts  All Other
Name       Title      Year   Salary  Bonus  Compensation  Awarded   SARs (#)     ($)    Compensation
----       ---------  ----   ------  -----  ------------  --------- -------    -------  -------------
Locke B.   President, 2001   $0        0          0            0       0           0        0
Goldsmith  CEO and
           Director

William C. Secretary, 2001
Robertson  Treasurer,
           CFO and
           Director          $0        0          0            0       0           0        0



Mr. Goldsmith and Mr. Robertson are to receive a total of $9,000 each in consulting fees (based on $750/month) for the fiscal year ending June 30, 2002 under executive consulting agreements with us. Their respective consulting fee would increase to $5,000/month if Mr. Goldsmith or Mr. Roberston is required to spend more than 50% of his time working on our corporate matters.


Stock  Option  Grants

We did not grant any stock options to the executive officers during our most recent fiscal year ended June 30, 2001. We have also not granted any stock options to the executive officers since June 30, 2001.

Consulting  Agreement

The services of Mr. Goldsmith are provided to us pursuant to an executive consulting agreement dated July 1, 2001. Under this agreement, Mr. Goldsmith has supervisory responsibilities for all business, financial and managerial affairs of Princeton Ventures and shall perform such other duties as reasonably assigned by the board of directors. We pay Mr. Goldsmith a consulting fee $750 per month. The fee shall increase to $5,000 per month in the event it becomes necessary for Mr. Goldsmith to devote 50% or more of his business time to fulfil his obligations under the agreement. The term of the agreement is from July 1, 2001, to June 30, 2003.

The services of Mr. Robertson are provided to us pursuant to an executive consulting agreement dated July 1, 2001. Under this agreement, Mr. Robertson has responsibility for ensuring we maintain proper financial and administrative records, supervising the conduct of our financial affairs and coordinating our auditing requirements. We pay Mr. Robertson a consulting fee $750 per month. The fee shall increase to $5,000 per month in the event it becomes necessary for Mr. Robertson to devote 50% or more of his business time to fulfil his obligations under the agreement. The term of the agreement is from July 1, 2001, to June 30, 2003.

                              Financial Statements

Index  to  Financial  Statements:

1.   Auditors'  Report;

2. Audited Financial Statements for the period ending June 30, 2001, including:

     a.   Balance  Sheet  as  at  June  30,  2001;

     b.   Statement  of  Loss  and  Deficit for the period ending June 30, 2001;

     c.   Statement  of  Cash  Flows  for  the  period  ending  June  30,  2001;

     d.   Statement of Stockholders' Equity for the period ending June 30, 2001;
          and

     e.   Notes  to  Financial  Statements


3. Unaudited Interim Financial Statements for the six months ending December 31, 2001, including:

     a.   Balance  Sheet  as  at  December  31,  2001;

     b. Statement of Loss and Deficit for the three and six months ending December 31, 2001;

     c. Statement of Cash Flows for the three and six months ending December 31, 2001;

     d. Statement of Stockholders' Equity for the period ending December 31, 2001; and

     e.   Notes  to  Financial  Statements


                  Changes In And Disagreements With Accountants

We  have  had  no  changes  in  or  disagreements  with  our  accountants.

                              Available Information

We have filed a registration statement on form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

                             PRINCETON VENTURES INC.
                         (An Exploration Stage Company)


                              FINANCIAL STATEMENTS


                                  JUNE 30, 2001
                            (Stated in U.S. Dollars)

                                AUDITORS' REPORT




To  the  Directors
Princeton  Ventures  Inc.
(An  exploration  stage  company)

We have audited the balance sheet of Princeton Ventures Inc. (an exploration stage company) as at June 30, 2001 and the statements of loss and deficit accumulated during the exploration stage, cash flows, and stockholders' equity for the period from inception, May 10, 2001, to June 30, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with United States generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at June 30, 2001 and the results of its operations and cash flows for the period from inception, May 10, 2001, to June 30, 2001 in accordance with United States generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in to Note 1 to the financial statements, the Company incurred a net loss of $11,630 since inception, has not attained profitable operations and is dependent upon obtaining adequate financing to fulfil its exploration activities. These factors raise substantial doubt that the Company will be able to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




Vancouver,  Canada                                 /s/ Morgan  &  Company
September 21, 2001, except as to Note 3            Chartered  Accountants
  which is as of November 30, 2001


Tel: (604) 687-5841      Member of         P.O. Box 10007 Pacific Centre
Fax: (604) 687-0075        ACPA          Suite 1488-700 West Georgia St.
www.morgan-cas.com      International             Vancouver, B.C. V7Y1A1

                            PRINCETON  VENTURES  INC.
                         (An Exploration Stage Company)

                                  BALANCE SHEET

                                  JUNE 30, 2001
                            (Stated in U.S. Dollars)


-------------------------------------------------------------------------------

ASSETS

Current
  Cash                                                          $     31,853
  Prepaid expenses                                                    9,000
                                                                      40,853
                                                                    ---------

  Mineral Property Interest (Note 3)                                       -
                                                                    ---------
                                                                    $ 40,853
==============================================================================

LIABILITIES

Current
  Accounts payable                                                  $  1,423

SHAREHOLDER'S EQUITY

Share Capital
  Authorized:
   100,000,000 common shares with a par value of $0.001 per share
   100,000,000 preferred shares with a par value of $0.001 per share

  Issued:
      6,204,000 common shares                                          6,204

  Additional paid-in capital                                          44,856

  Deficit Accumulated During The Exploration Stage                   (11,630)
                                                                    ---------
                                                                      39,430
                                                                    ---------
                                                                    $ 40,853
===============================================================================

                            PRINCETON  VENTURES  INC.
                         (An Exploration Stage Company)

                          STATEMENT OF LOSS AND DEFICIT

              PERIOD FROM INCEPTION, MAY 10, 2001, TO JUNE 30, 2001
                            (Stated in U.S. Dollars)



----------------------------------------------------------------
Expenses
  Mineral  property  option  payments              $     1,075
  Administrative  expense                                7,962
  Office  and  sundry                                      620

  Exploration expenses                                   1,973
                                                    ----------

Net Loss For The Period And Deficit, End Of Period  $   11,630
================================================================

Net Loss Per Share                                  $     0.01
================================================================

Weighted Average Number Of Shares Outstanding        3,087,333
================================================================

                             PRINCETON  VENTURES  INC.
                          (An Exploration Stage Company)

                              STATEMENT OF CASH FLOWS

               PERIOD FROM INCEPTION, MAY 10, 2001, TO JUNE 30, 2001
                             (Stated in U.S. Dollars)



------------------------------------------------------------------------
Cash  Flows  From  Operating  Activities
  Net  loss  for  the  period                               $   (11,630)

Adjustments To Reconcile Net Loss To Net Cash
 Used By Operating Activities
   Stock issued for other than  cash                                 75
   Change in prepaid expenses                                    (9,000)
Change in accounts payable                                        1,423
                                                             -----------
                                                                (19,132)
                                                             -----------

Cash Flows From Financing Activity
Issue of share capital                                           50,985
                                                             -----------
Increase In Cash And Cash, End Of Period                    $    31,853
========================================================================


SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING AND INVESTING ACTIVITIES:

Issue Of Share Capital For Mineral Property Interest        $        75
=======================================================================


                                    PRINCETON  VENTURES  INC.
                               (An  Exploration  Stage  Company)

                                 STATEMENT OF STOCKHOLDERS' EQUITY

                       PERIOD FROM INCEPTION, MAY 10, 2001, TO JUNE 30, 2001
                                     (Stated in U.S. Dollars)



                                                                      DEFICIT
                                            COMMON STOCK              ACCUMULATED
                                     ----------------------------     DURING THE
                                     NUMBER OF          ADDITIONAL    EXPLOR-
                                      COMMON     PAR    PAID IN       ATION
                                      SHARES    VALUE   CAPITAL       STAGE      TOTAL
                                     -----------------------------------------------------
Shares issued for cash at $0.001      3,000,000  $3,000  $      -     $      -   $  3,000

Shares issued for cash at $0.015      3,199,000   3,199    44,786            -     47,985


Shares issued for mineral
  property interest                       5,000       5        70            -         75

Net loss for the period                       -       -         -      (11,630)   (11,630)
                                     -----------------------------------------------------
Balance, June 30, 2001                6,204,000  $6,204  $ 44,856     $(11,630)  $ 39,430
==========================================================================================


                             PRINCETON VENTURES INC.
                         (An Exploration Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                                  JUNE 30, 2001
                            (Stated in U.S. Dollars)



1.     OPERATIONS

Organization

The  Company  was  incorporated in the State of Nevada, U.S.A., on May 10, 2001.

Exploration  Stage  Activities

The Company has been in the exploration stage since its formation and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining properties. Upon location of a commercial minable reserve, the Company expects to actively prepare the site for its extraction and enter a development stage.

Going  Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.

As shown in the accompanying financial statements, the Company has incurred a net loss of $11,630 for the period from May 16, 2001 (inception) to June 30, 2001, and has no sales. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its mineral properties. Management has plans to seek additional capital through a private placement and public offering of its common stock. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.


2.     SIGNIFICANT  ACCOUNTING  POLICIES

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgement.

The financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

                             PRINCETON VENTURES INC.
                         (An Exploration Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                                  JUNE 30, 2001
                            (Stated in U.S. Dollars)



2.     SIGNIFICANT  ACCOUNTING  POLICIES  (Continued)

a)     Mineral  Property  Option  Payments  and  Exploration  Costs

The Company expenses all costs related to the maintenance and exploration of mineral claims in which it has secured exploration rights prior to establishment of proven and probable reserves. To date, the Company has not established the commercial feasibility of its exploration prospects, therefore, all costs are being expensed.

b)     Use  of  Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses for the reporting period. Actual results could differ from these estimates.

c)     Foreign  Currency  Translation

The Company's functional currency is the U.S. dollar. Transactions in foreign currency are translated into U.S. dollars as follows:

i)     monetary  items  at  the  rate  prevailing  at  the  balance  sheet date;
ii)     non-monetary  items  at  the  historical  exchange  rate;
iii) revenue and expense at the average rate in effect during the applicable accounting period.

d)     Income  Taxes

The Company has adopted Statement of Financial Accounting Standards No. 109 - "Accounting for Income taxes" (SFAS 109). This standard requires the use of an asset and liability approach for financial accounting, and reporting on income taxes. If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized.

e)     Loss  Per  Share

Loss per share is calculated using the weighted average number of common shares outstanding during the period. Diluted earnings per share is not shown as the effect is anti-dilutive.

                             PRINCETON VENTURES INC.
                         (An Exploration Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                                  JUNE 30, 2001
                            (Stated in U.S. Dollars)



3.     MINERAL  PROPERTY  INTEREST

By an agreement, dated May 18, 2001, as amended, the Company acquired an option to earn a 100% interest in a mineral claim located in British Columbia, Canada.

In  order  to  earn  its  interest,  the  Company  is  required  to:

i)     pay  $1,000  on  execution  of  the  agreement  (paid);
ii) issue a total of 55,000 common shares of the Company, comprising 5,000 upon execution of the agreement (issued), and 50,000 upon completion of the third phase of the exploration program or before June 30, 2003;
iii) incur an aggregate of $135,000 on exploration expenditures, comprising $5,000 by February 28, 2002, $10,000 on or before June 30, 2002, and $120,000 on or  before  June  30,  2003.


4.     CONTINGENCY

     Mineral  Property

The Company's mineral property interest has been acquired pursuant to an option agreement. In order to retain its interest, the Company must satisfy the terms of the option agreement described in Note 3.


5.     SUBSEQUENT  EVENTS

i) On July 1, 2001, the Company entered into consulting agreements with two directors. The agreements provide for payments of $750 per month for each director and expires on June 30, 2003. In the case of each director, the fee will increase to $5,000 per month in the event that they are required to spend 50% or more of their time performing the duties outlined in each agreement.

ii) On July 25, 2001, pursuant to a private placement, the Company issued 330,000 shares of the Company's common stock at a price of $0.03 per share.

                             PRINCETON VENTURES INC.
                         (An Exploration Stage Company)


                              FINANCIAL STATEMENTS


                                DECEMBER 31, 2001
                                   (Unaudited)
                            (Stated in U.S. Dollars)


                                           PRINCETON  VENTURES  INC.
                                         (An Exploration Stage Company)

                                                  BALANCE SHEET
                                                   (Unaudited)
                                            (Stated in U.S. Dollars)


---------------------------------------------------------------------
                                            DECEMBER 31     JUNE 30
                                              2001            2001
---------------------------------------------------------------------
ASSETS
Current
   Cash                                         $  4,376   $ 31,853
   Prepaid expenses                                6,950      9,000
                                                -------------------
                                                  11,326     40,853
Mineral Property Interest (Note 4)                     -          -
                                                -------------------


                                                  11,326   $ 40,853
====================================================================
LIABILITIES

Current
  Accounts payable                              $  3,972   $  1,423
                                                -------------------
SHAREHOLDER'S EQUITY

Share Capital
  Authorized:
    100,000,000 common shares with
     a par value of $0.001 per share
    100,000,000 preferred shares with
     a par value of $0.001 per share
  Issued:
    6,534,000 common shares at
     December 31, 2001
     and 6,204,000 common
     shares at June 30, 2001                       6,534      6,204

  Additional paid-in capital                      54,426     44,856

Deficit Accumulated During The Exploration Stage (53,606)   (11,630)
                                                -------------------


                                                  7,354     39,430
                                                -------------------


                                                $ 11,326   $ 40,853
====================================================================


                                      PRINCETON  VENTURES  INC.
                                    (An Exploration Stage Company)

                                     STATEMENT OF LOSS AND DEFICIT
                                              (Unaudited)
                                       (Stated in U.S. Dollars)


---------------------------------------------------------------------------------------------------------
                                                                                               PERIOD FROM
                                                                     THREE          SIX         INCEPTION
                                                                     MONTHS        MONTHS         MAY 10
                                                                     ENDED          ENDED         2001 TO
                                                                   DECEMBER 31    DECEMBER 31   DECEMBER 31
                                                                      2001          2001            2001
---------------------------------------------------------------------------------------------------------

Expenses
Mineral property option payments                                       $        -  $        -  $ 1,075
Administrative expense                                                          -           -    7,962
Professional fees                                                           7,969      21,847   21,847
Transfer fees                                                               1,255       1,255    1,255
Consulting services                                                         4,500      17,625   17,625
Office and sundry                                                              46       1,249    1,861
Exploration expenses                                                            -           -    1,981
                                                                       -------------------------------
Net Loss For The Period                                                    13,770      41,976  $53,606
                                                                                               =======


Deficit Accumulated During The Exploration Stage, Beginning Of Period      39,836      11,630
                                                                       -----------------------

Deficit Accumulated During The Exploration Stage, End Of Period        $   53,606  $   53,606
=============================================================================================

Net Loss Per Share                                                     $     0.01  $     0.01
=============================================================================================

Weighted Average Number Of Shares Outstanding                           6,489,163   6,446,967
=============================================================================================




                                         PRINCETON  VENTURES  INC.
                                       (An Exploration Stage Company)

                                          STATEMENT OF CASH FLOWS
                                                (Unaudited)
                                          (Stated in U.S. Dollars)


-----------------------------------------------------------------------------------------------------------

                                                                                             PERIOD FROM
                                                                         THREE        SIX      INCEPTION
                                                                         MONTHS      MONTHS      MAY 10
                                                                         ENDED       ENDED       2001 TO
                                                                       DECEMBER 31  DECEMBER 31 DECEMBER 31
                                                                            2001       2001       2001
-----------------------------------------------------------------------------------------------------------

Cash Flows From Operating Activities
  Net loss for the period                                                   $(13,770)  $(41,976)  $(53,606)
Adjustments To Reconcile Net Loss To Net Cash
  Used By Operating Activities
   Stock issued for other than cash                                                -          -         75
   Change in prepaid expenses                                                  2,250      2,050     (6,950)
   Change in accounts payable                                                 (3,280)     2,549      3,972
                                                                            -------------------------------
                                                                             (14,800)   (37,377)   (56,509)
                                                                            -------------------------------


Cash Flows From Financing Activity
   Issue of share capital                                                          -      9,900     60,885
                                                                            -------------------------------



(Decrease) Increase In Cash                                                  (14,800)   (27,477)     4,376

Cash, Beginning Of Period                                                     19,176     31,853          -
                                                                            -------------------------------


Cash, End Of Period                                                         $  4,376   $  4,376   $  4,376
===========================================================================================================
SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING AND INVESTING ACTIVITIES:

Issue Of Share Capital For Mineral Property Interest                        $      -   $      -   $     75
===========================================================================================================


                                   PRINCETON  VENTURES  INC.
                                (An Exploration Stage Company)

                               STATEMENT OF STOCKHOLDERS' EQUITY

                                       DECEMBER 31, 2001
                                          (Unaudited)
                                   (Stated in U.S. Dollars)


                                                COMMON STOCK
                                         ------------------------------    DEFICIT
                                                               ADDIT-   ACCUMULATED
                                              NUMBER OF        IONAL      DURING THE
                                              COMMON     PAR   PAID IN   EXPLORATION
                                              SHARES    VALUE  CAPITAL     STAGE        TOTAL
                                         -----------------------------------------------------
Shares issued for cash at $0.001             3,000,000  $3,000  $      -  $      -   $  3,000

Shares issued for cash at $0.015             3,199,000   3,199    44,786         -     47,985


Shares issued for mineral property interest      5,000       5        70         -         75

Net loss for the period                              -       -         -   (11,630)   (11,630)
                                         -----------------------------------------------------
Balance, June 30, 2001                       6,204,000   6,204    44,856   (11,630)    39,430

Shares issued for cash at $0.03                330,000     330     9,570         -      9,900

Net loss for the period                              -       -         -   (28,206)   (28,206)
                                         -----------------------------------------------------
Balance, September 30, 2001                  6,534,000   6,534    54,426   (39,836)    21,124

Net loss for the period                              -       -         -   (13,770)   (13,770)
                                         -----------------------------------------------------
Balance, December 31, 2001                   6,534,000  $6,534  $ 54,426  $(53,606)  $  7,354
                                         =====================================================

                             PRINCETON VENTURES INC.
                         (An Exploration Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 2001
                                   (Unaudited)
                            (Stated in U.S. Dollars)



1.     BASIS  OF  PRESENTATION

The unaudited financial statements as of December 31, 2001, included herein have been prepared without audit pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with United States generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. It is suggested that these financial statements be read in conjunction with the June 30, 2001 audited financial statements and notes thereto.


2.     OPERATIONS

Organization

The  Company  was  incorporated in the State of Nevada, U.S.A., on May 10, 2001.

Exploration  Stage  Activities

The Company has been in the exploration stage since its formation and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining properties. Upon location of a commercial minable reserve, the Company expects to actively prepare the site for its extraction and enter a development stage.

Going  Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.

As shown in the accompanying financial statements, the Company has incurred a net loss of $53,606 for the period from May 16, 2001 (inception) to December 31, 2001, and has no sales. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its mineral properties. Management has plans to seek additional capital through a private placement and public offering of its common stock. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

                             PRINCETON VENTURES INC.
                         (An Exploration Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 2001
                                   (Unaudited)
                            (Stated in U.S. Dollars)



3.     SIGNIFICANT  ACCOUNTING  POLICIES

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgement.

The financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

a)     Mineral  Property  Option  Payments  and  Exploration  Costs

The Company expenses all costs related to the maintenance and exploration of mineral claims in which it has secured exploration rights prior to establishment of proven and probable reserves. To date, the Company has not established the commercial feasibility of its exploration prospects, therefore, all costs are being expensed.

b)     Use  of  Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses for the reporting period. Actual results could differ from these estimates.

c)     Foreign  Currency  Translation

The Company's functional currency is the U.S. dollar. Transactions in foreign currency are translated into U.S. dollars as follows:

   i)  monetary  items  at  the  rate  prevailing  at  the  balance  sheet date;
   ii)  non-monetary  items  at  the  historical  exchange  rate;
   iii) revenue and expense at the average rate in effect during the applicable accounting period.

                             PRINCETON VENTURES INC.
                         (An Exploration Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 2001
                                   (Unaudited)
                            (Stated in U.S. Dollars)



3.   SIGNIFICANT  ACCOUNTING  POLICIES  (Continued)

d)     Income  Taxes

The Company has adopted Statement of Financial Accounting Standards No. 109 - "Accounting for Income taxes" (SFAS 109). This standard requires the use of an asset and liability approach for financial accounting, and reporting on income taxes. If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized.

e)     Loss  Per  Share

Loss per share is calculated using the weighted average number of common shares outstanding during the period. Diluted earnings per share is not shown as the effect is anti-dilutive.


4.     MINERAL  PROPERTY  INTEREST

By an agreement, dated May 18, 2001, as amended, the Company acquired an option to earn a 100% interest in a mineral claim located in British Columbia, Canada.

In  order  to  earn  its  interest,  the  Company  is  required  to:

   i)   pay  $1,000  on  execution  of  the  agreement  (paid);
   ii) issue a total of 55,000 common shares of the Company, comprising 5,000 upon execution of the agreement (issued), and 50,000 upon completion of the third phase of the exploration program or before June 30, 2003;
   iii) incur an aggregate of $135,000 on exploration expenditures, comprising $5,000 by February 28, 2002, $10,000 on or before June 30, 2002, and
        $120,000 on or  before  June  30,  2003.


5.     CONTINGENCY

     Mineral  Property

The Company's mineral property interest has been acquired pursuant to an option agreement. In order to retain its interest, the Company must satisfy the terms of the option agreement described in Note 4.

                             PRINCETON VENTURES INC.
                         (An Exploration Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 2001
                                   (Unaudited)
                            (Stated in U.S. Dollars)



6.     COMMITMENT

On July 1, 2001, the Company entered into consulting agreements with two directors. The agreements provide for payments of $750 per month for each director and expire on June 30, 2003. In the case of each director, the fee will increase to $5,000 per month in the event that they are required to spend 50% or more of their time performing the duties outlined in each agreement.


7.     RELATED  PARTY  TRANSACTIONS

During the period ended December 31, 2001, the Company paid $9,000 in consulting fees to two directors pursuant to the agreements referred to Note 6.

                                     Part II

                   Information Not Required In The Prospectus

Item  24.  Indemnification  Of  Directors  And  Officers

Our  officers  and  directors  are indemnified as provided by the Nevada Revised
Statutes  and  our  bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

     (1) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;
     (2) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);
     (3) a transaction from which the director derived an improper personal profit; and
     (4)  willful  misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

     (1)  such  indemnification  is  expressly  required  to  be  made  by  law;
     (2)  the  proceeding  was  authorized  by  our  Board  of  Directors;
     (3) such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or
     (4)  such  indemnification  is  required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

Item  25.  Other  Expenses  Of  Issuance  And  Distribution

The  estimated  costs  of  this  offering  are  as  follows:

Securities and Exchange Commission registration fee          $    26.47
Federal Taxes                                                $   NIL
State Taxes and Fees                                         $   NIL
Transfer Agent Fees                                          $ 1,000
Accounting fees and expenses                                 $ 2,000
Legal fees and expenses                                      $20,000
Blue Sky fees and expenses                                   $ 2,000
Miscellaneous                                                $   NIL
                                                             ----------
Total                                                        $25,026.47
                                                             ==========
--------------------------------------------------------------------------------
All  amounts  are  estimates,  other  than  the  Commission's  registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item  26.  Recent  Sales  Of  Unregistered  Securities

We issued 3,000,000 shares of common stock on May 16, 2001 to Mr. Locke B. Goldsmith and Mr. William C. Robertson. Mr. Goldsmith is one of our directors and is our president and chief executive officer. Mr. Goldsmith acquired 1,500,000 shares at a price of $0.001 per share for total proceeds to us of $1,500. Mr. Robertson is one of our directors and is our secretary, treasurer and chief financial officer. Mr. Robertson acquired 1,500,000 shares at a price of $0.001 per share for total proceeds to us of $1,500. These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 (the "Securities Act") and are restricted shares as defined in the Securities Act.

We issued 5,000 shares of our common stock on May 18, 2001 to Mr. Alan Brent Hemingway as required pursuant to the option agreement entered between Mr. Hemingway and us. The shares were issued pursuant to Regulation S of the Securities Act and appropriate legends were affixed to the stock certificate issued to Mr. Hemingway.

We completed an offering of 3,199,000 shares of our common stock at a price of $0.015 per share to a total of twenty-nine purchasers on June 30, 2001. The total amount we received from this offering was $47,985. We completed the offering pursuant to Regulation S of the Securities Act. Each purchaser represented to us that he was a non-US person as defined in Regulation S. We did not engage in a distribution of this offering in the United States. Each purchaser represented his intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends were affixed to the stock certificate issued to each purchaser in accordance with Regulation
S. Each investor was given adequate access to sufficient information about us to make an informed investment decision.

None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.

We completed an offering of 330,000 shares of our common stock at a price of $0.03 per share to a total of two purchasers on July 25, 2001. The total amount we received from this offering was $9,900. We completed the offering pursuant to Regulation S of the Securities Act. Each purchaser represented to us that he was a non-US person as defined in Regulation S. We did not engage in a distribution of this offering in the United States. Each purchaser represented his intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends were affixed to the stock certificate issued to each purchaser in accordance with Regulation S. Each investor was given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.

Item  27.  Exhibits

Exhibit
Number           Description
-------          --------------------
  3.1            Restated Articles of Incorporation*
  3.2            Amended By-Laws*
  4.1            Share Certificate*
  5.1            Opinion of Cane & Company, LLC, with consent to use*
 10.1            Option Agreement dated May 18, 2001 between the Company and
                 Alan Brent Hemingway*
 10.2            Executive Consulting Agreement between the Company and
                 Locke B. Goldsmith dated July 1, 2001*
 10.3            Executive Consulting Agreement between the Company and
                 William Robertson dated July 1, 2001*
 10.4            Option Amendment Agreement dated November 30, 2001 between the
                 Company and Alan Brent Hemingway**
 23.1            Consent of Morgan & Company, Chartered Accountants
 23.2            Consent of John Ostler, M.Sc., P.Geo., Consulting Geologist

                 * Previously filed with the SEC on our Form SB-2 registration statement filed on October 9, 2001
                 **    Previously filed with the SEC on our Form SB-2/A
                 registration statement filed on January 14, 2002

Item  28.  Undertakings

The  undersigned  registrant  hereby  undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

     (c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

 Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act of 1933, and we will be governed by the final adjudication of such issue.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia, Canada on February 26, 2002.

                                         PRINCETON VENTURES, INC.

                                         By: /s/ Locke B. Goldsmith
                                             _________________________
                                             Locke B. Goldsmith, President


                                POWER OF ATTORNEY

ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Locke B. Goldsmith, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURE                   CAPACITY IN WHICH SIGNED           DATE

/s/ Locke B. Goldsmith      President and Chief Executive      February 26, 2002
-----------------------     Officer (Principal Executive
Locke B. Goldsmith          Officer) and Director


/s/ William C. Robertson    Secretary, Treasurer,              February 26, 2002
-----------------------     Chief Financial Officer
William C. Robertson        (Principal Accounting Officer)
                            (Principal Financial Officer)
                            Director